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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                           Jurisdiction of    Percent of Capital
Name of Subsidiary                           Organization        Stock Owned
------------------                         ---------------    ------------------

AMCORE Bank N.A., Rockford                 United States            100%

AMCORE Bank N.A., Rock River Valley        United States            100%

AMCORE Bank N.A.,Northwest                 United States            100%

AMCORE Bank N.A., North Central            United States            100%

AMCORE Bank Aledo                          Illinois                 100%

Country Bank Shares Corporation            Wisconsin                100%

AMCORE Bank Clinton                        Wisconsin                100%

AMCORE Bank Montello                       Wisconsin                100%

AMCORE Bank N.A., South Central            United States            100%

AMCORE Bank Central Wisconsin              United States            100%

Midwest Federal Financial Corporation      Wisconsin                100%

BF Financial Services, Inc.                Wisconsin                100%

AMCORE Investment Group, N.A.              United States            100%

Investors Management Group - Rockford      Illinois                 100%

Investors Management Group - Des Moines    Iowa                     100%

IMG Financial Services                     Iowa                     100%

AMCORE Mortgage, Inc.                      Nevada                   100%

AMCORE Consumer Finance Company, Inc.      Nevada                   100%

AMCORE Financial Life Insurance Company    Arizona                  100%

AMCORE Insurance Group, Inc.               Illinois                 100%

AMCORE Investment Banking, Inc.            Illinois                 100%

AMCORE Investment Services, Inc.           Illinois                 100%

AMCORE Capital Trust I                     Delaware                 100%

CBSC-Mt. Horeb, Inc.                       Nevada                   100%

CBSC-Clinton, Inc.                         Nevada                   100%

CBSC-Montello, Inc.                        Nevada                   100%

AMCORE Central WI, Inc.                    Nevada                   100%